UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2007 (June 11, 2007)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On June 11, 2007, EGPI Firecreek, Inc. (“EGPI” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a debenture in the face amount of $2,000,000 (the “Debenture”). The Debenture bears interest at 12% per annum and matures on June 11, 2014 (“Maturity Date”). Pursuant to the Debenture, the Company shall make mandatory monthly payments of interest (“Interest Payments”) to Dutchess in an amount equal to the interest accrued on the principal balance of the Debenture from the last Interest Payment until such time as the Interest Payment is due and payable.  The Interest Payment shall commence on July 1, 2007 and shall continue until the Debenture is paid in full. The Company may repay in full the face amount of the Debenture without penalty. Dutchess has the right to convert any and all amounts owing under the Debenture into shares of the Company’s Common Stock at any time following the closing date. The conversion price of the Debenture shall be equal to the lesser of the following prices: (i) seventy-five percent (75%) of the lowest closing bid price of the Common Stock during the twenty (20) trading days immediately prior to any conversion notice; or (ii) 015/100 U.S. Dollars ($0.015). Moreover, the net proceeds from the sale of the Debenture are to be held in an escrow account and shall be distributed pursuant to instruction from the Company and Dutchess.

In connection with the issuance of the Debenture, the Company executed and delivered to Dutchess a Subscription Agreement and Escrow Agreement. Moreover, the Company agreed that all obligations pursuant to the Debenture are to be secured pursuant to that certain Security Agreement between the Company and Dutchess on March 27, 2007.

A copy of the Debenture, Subscription Agreement and Escrow Agreement are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively.

In connection with the Agreement, the Company paid Dutchess closing costs of $100,000.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 8.01

Other Events

On June 11, 2007, EGPI Firecreek, Inc. (“EGPI” or the "Company") issued a debenture in the face amount of $2,000,000 (the “Debenture”) pursuant to summary terms and referenced exhibits listed above in this Report on Form 8-K, Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
EX-10.1	Debenture between the Company and Dutchess, dated June 11, 2007
EX-10.2	Subscription Agreement between the Company and Dutchess dated June 11, 2007
EX-10.3	Escrow Deposit Agreement dated June 11, 2007
EX-99.1	Press Release issued by EGPI Firecreek, Inc., dated June 19, 2007, entitled "EGPI/Firecreek, Inc. Completes $2,000,000 Project Financing”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
June 19, 2007	By:	/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman and Chief Financial Officer

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